UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 12, 2005
Date of Report (Date of earliest event reported)

HOUSE OF BRUSSELS CHOCOLATES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29213	52-2202416
(State or other Jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

ONE RIVERWAY, SUITE 1700
HOUSTON, TX 77056

(Address of principal executive offices)

(713) 599-0800
Registrant's telephone number, including area code

ITEM 5.02.	APPOINTMENT OF DIRECTORS OR PRINCIPAL OFFICERS

Effective May 12, 2005, Mr. Corbin Miller accepted an appointment as Director of House of Brussels Chocolates Inc. (the “Company”). In addition to his position on the Board of Directors, Mr. Miller will also serve as the financial expert of the Company’s Audit Committee.

Mr. Miller is currently Managing Director of Continuum Ventures in New York, NY.  Mr. Miller started his career with J.P. Morgan in 1972, and has over thirty years experience in investment banking. From 1979 to 1990, Mr. Miller acted first as Vice President, Head of Corporate Finance and later as Senior Vice President and Chief Operating Officer of J. Henry Schroder Bank and Trust Company. From 1990 to 1992, he was Managing Director of Regent Partners Incorporated, New York, NY and Denver, CO. From 1992 to 1995, he was Executive Vice President and Head of Corporate Finance of Greenwich, CT based S.N. Phelps & Co. From 1995 to 1996, Miller was Executive Vice President, Director and Chief Financial Officer of Carey International, Inc., Washington, DC. From 1996 to 1999, he was President, Founding Partner and CEO of San Francisco-based Lombard North America Inc., a $100 million private equity fund. Since 2000, Mr. Miller has been an independent consultant and private investor.

On May 12, 2005, the Company issued a press release regarding the appointment. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release dated May 12, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSE OF BRUSSELS CHOCOLATES INC.

Date: May 12, 2005
	By:	/s/ Grant Petersen
Grant Petersen
Chief Executive Officer and President